UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 5, 2008
Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
399 Park Avenue, New York, New York 10043

(Address of principal executive offices) (Zip Code)
(212) 559-1000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Citigroup Inc.
Current Report on Form 8-K
Item 8.01 Other Events.
On April 30, 2008, Citigroup Inc. priced an offering of 178,076,770 shares of its common stock, par value $0.01 per share, to be sold in a public offering for which Citigroup Global Markets Inc. was sole bookrunner and underwriter, at an offering price per share of $25.27, less the underwriting discount. On May 1, 2008, the underwriter exercised its over-allotment option to purchase an additional 16,250,951 shares at the same price per share, less the underwriting discount, for a total of 194,327,721 shares. Settlement for all shares occurred on May 5, 2008.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number
1.01	Underwriting Agreement, dated April 30, 2008 between Citigroup Inc. and Citigroup Global Markets Inc., relating to the offer and sale of shares of common stock, par value $0.01 per share, of Citigroup Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2008	CITIGROUP INC.
	By:	/s/ Michael J. Tarpley
		Name:	Michael J. Tarpley
		Title:	Assistant General Counsel-Capital Markets and Assistant Secretary

EXHIBIT INDEX
Exhibit Number
1.01	Underwriting Agreement, dated April 30, 2008 between Citigroup Inc. and Citigroup Global Markets Inc., relating to the offer and sale of shares of common stock, par value $0.01 per share, of Citigroup Inc.